UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 3, 2010

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State or other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

77 Grove Street, Rutland, Vermont               05701
(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code (800) 649-2877

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 3, 2010 the Company issued the following news release:

Central Vermont Public Service
NEWS RELEASE
Contact: CVPS: Steve Costello (802) 747-5427                                                                                         Pager (802) 742-3062
For immediate release: Nov. 3, 2010

Despite rate proposal, CVPS bills to remain competitive
Driven by reliability and transmission improvements and increasing power costs, Central Vermont Public Service has asked the Vermont Public Service Board to authorize an 8.34 percent rate increase under the company’s alternative regulation plan.  The change would leave the company’s rates among the lowest of the major utilities in New England.  It would take effect with bills rendered starting Jan. 1, 2011.

The bill for a residential customer who uses 500 kilowatt-hours of electricity per month would rise from $78.11 to $84.54, a difference of $6.43. By comparison, the same customer would pay as much as $121.80 elsewhere in New England, according to the Edison Electric Institute.

Since 1999, CVPS rates have risen at a fraction of the rate of inflation in the energy sector, with a handful of increases and decreases, including a 1.15 percent decrease in July.  Overall, rates in 2011 are expected to be 21.8 percent higher than in 1999.  Based on the latest federal data available, the Consumer Price Index for Energy has increased 81 percent.

“Controlling costs has been one of my primary goals over the years, and we appreciate the effect any increase has in this economy,” President Bob Young said.  “The increase is largely due to increases in power costs and a large increase for reliability improvements and regional transmission costs.  I wish we could put off these kinds of costs, but the improvements are critical to customer service and reliability.

“Despite this increase, thanks to solid power supply decisions and a focus on internal cost controls, our rates will remain among the most affordable in the Northeast,” Young said.

Other Vermont utilities have received rate increases ranging from 3.11 percent to as much as 30.76 percent in the past six months.

The new rates will serve as the base rates for 2011 under CVPS’s alternative regulation framework.  Under the plan, CVPS’s rates are adjusted up or down every quarter to account for specified changes in power costs, and annually for specified changes in other costs and earnings.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Dale A. Rocheleau Dale A. Rocheleau Senior Vice President, General Counsel and Corporate Secretary
November 3, 2010